EXHIBIT D


UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2002
U.S. DOLLARS IN THOUSANDS

                                                                                                             PRO FORMA
                                               LIL MARC      INKSURE       PRO FORMA  ADJUSTMENTS         COMBINED BALANCE
                                               ----------- -------------   --------------------------   --------------------
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents                        203             58          1         5,054                      5,315

Trade receivable                                                432                                                 432

Other accounts receivable and prepaid expenses                  252                                                 252

Inventories                                                      61                                                  61
                                               ---------- --------------

TOTAL CURRENT ASSETS                             203            803                                               6,060
                                               ----------- -------------                                        -----------


SEVERANCE PAY FUND                                               65                                                  65
                                               ----------- -------------                                         -----------


PROPERTY AND EQUIPMENT, NET                                     372                                                 372
                                               ----------- -------------                                         -----------

TOTAL ASSETS
                                                 203          1,240                                               6,497
                                               ----------- ------------                                         -----------

LIABILITIES AND SHAREHOLDERS' DEFICIENCY:

CURRENT LIABILITIES:

Short-term bank credit                                         -390                                                -390

Short-term loan from related party                             -200                                                -200

Trade payable                                                  -207                                                -207

Employees and payroll liabilities                              -146                                                -146

Accrued expenses and other liabilities                         -274                                                -274
                                               ----------- -------------                                         -----------
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                                                                 D-1


TOTAL CURRENT LIABILITIES
                                                   -            -1,217                                              -1,217
                                               ----------- -------------                                         -----------


ACCRUED SEVERANCE PAY                                              -74                                                 -74
                                               ----------- -------------                                         -----------


REDEEMABLE PREFERRED A SHARES                                   -1,150      2     1,150                                 -
                                               ------------ ------------                                         -----------

SHAREHOLDERS' DEFICIENCY:
Share capital :
Ordinary shares of $ 0.01 par value -
Authorized:45,000,000 shares
Issued and outstanding: 11,546,694 shares          -27            -51      3        13               50      4        -115
Additional paid-in capital                        -288         -2,008      3        99            6,154      5      -8,351
Deferred stock compensation                                        61                                                  61
Accumulated other comprehensive income                           -118                                                -118
Accumulated deficit                                112          3,317                       112        3            3,317
                                               ------------ -------------                                         -----------

TOTAL SHAREHOLDERS EQUITY (DEFICIENCY)            -203          1,201                                               -5,206
                                               ------------ ------------                                         -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIENCY)                                      -203         -1,240                                              -6,497
                                               ------------ ------------   ------------------------------        -----------
                                                                                    6,316         6,316

1)   Net cash flow from the offering

2)   Conversion of the convertible preferred shares

3)   The accumulated deficit in the consolidated financial statements immediately after the merger will be the accounts of Inksure at that date. The accumulated deficit of Lil Marc at the date of the merger will be eliminated

4)   Conversion of 1,312,785 preferred stock+issue of 3,726,720 new common shares

5)   Additional paid in capital:1,137(1,150-13)from conversion of preferred stock and 5,017(5,054-37)from the offering

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                                                                D-2
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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
AS OF DECEMBER 31, 2001
U.S. DOLLARS IN THOUSANDS

                                                                                                         PRO FORMA
                                      LIL MARC       INKSURE     PRO FORMA  ADJUSTMENTS    COMBINED STATEMENTS OF OPERATIONS
                                      -------------  ----------- ----------------------- -----------------------------------

Revenues                                                $ 1,770                                                      $ 1,770
Cost of revenues                                             43                                                           43
                                      -------------  -----------                                        ---------------------
Gross profit                                              1,727                                                        1,727
                                      -------------  -----------                                        ---------------------
Operating expenses:
Research and development                                    874                                                          874
Selling and marketing                                       751                                                          751
General and administrative                      30          573                                                          603
                                      -------------  -----------                                        ---------------------

Total operating expenses                        30        2,198                                                        2,228
-----
                                      -------------  -----------                                        ---------------------

Operating loss                                  30          471                                                          501
Financial expenses (income), net                -9          -71                                                          -80
                                      -------------  -----------                                        ---------------------
Net loss                                      $ 21        $ 400                                                        $ 421
                                      =============  ===========                                        =====================

Basic and diluted net loss per share           $ 0      $(0.08)                                                      $(0.06)

Weighted average number of shares use
in computing basic and diluted net
loss per share                           2,668,666    5,059,089                1,228,272*                          6,499,483

*Upon the merger, the current shareholders of Lil Marc will get 1,440,394 shares

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                                                                D-3